The Money Store Asset Backed Certificates Series 1998-I Statement To Certificateholder	Record Date: 01/31/03 Determination Date: 02/12/03 Distribution Date: 02/18/03 1

			Original	Beginning			Current		Ending
		Certificate	Certificate	Certificate			Realized	Total	Certificate
Class	Cusip	Rate	Balance	Balance	Interest	Principal	Loss	Distribution	Balance

AH	60934YAP5	1.64000%	155,250,000.00	0.00	0.00	0.00	0.00	0.00	0.00
Factors per Thousand					0.00000000	0.00000000		0.00000000	0.00000000
MH-1	60934YAV2	1.92000%	16,750,000.00	16,750,000.00	30,373.33	0.00	0.00	30,373.33	16,750,000.00
Factors per Thousand					1.81333313	0.00000000		1.81333313	1000.00000000
MH-2	60934YAW0	2.12000%	15,250,000.00	15,250,000.00	30,533.89	0.00	0.00	30,533.89	15,250,000.00
Factors per Thousand					2.00222230	0.00000000		2.00222230	1,000.00000000
BH	60934YAX8	3.22000%	12,750,000.00	10,668,505.75	32,444.11	1,737,914.91	0.00	1,770,359.02	8,930,590.84
Factors per Thousand					2.54463608	136.30705176		138.85168784	700.43849725
Pool			200,000,000.00	42,668,505.75	93,351.33	1,737,914.91	0.00	1,831,266.24	40,930,590.84
Totals					2.18782749	40.73062507		42.91845256	204.65295420
X	n/a	0.00000%	0.00	0.00	158,615.91	0.00	0.00	158,615.91	0.00
Totals			200,000,000.00	42,668,505.75	251,967.24	1,737,914.91	0.00	1,989,882.15	40,930,590.84

Wells Fargo Bank Minnesota, N. A. Securities Administration Services 7485 New Horizon Way Frederick, MD 21703	Customer Service — CTSLink Telephone: 301-815-6600 Fax: 301-846-8152

The Money Store Asset Backed Certificates Series 1998-I Statement To Certificateholder	Record Date: 01/31/03 Determination Date: 02/12/03 Distribution Date: 02/18/03 1

Certificate Information

	Interest	Carry Forward	Applied Realized	Realized	Unpaid Realized
	Requirement	Amount	Loss Amount	Loss Amount	Loss Amount

AH	0.00	0.00	0.00	0.00	0.00
MH-1	30,373.33	0.00	0.00	0.00	0.00
MH-2	30,533.89	0.00	0.00	0.00	0.00
BH	32,444.11	0.00	0.00	0.00	0.00

Wells Fargo Bank Minnesota, N. A. Securities Administration Services 7485 New Horizon Way Frederick, MD 21703	Customer Service — CTSLink Telephone: 301-815-6600 Fax: 301-846-8152

The Money Store Asset Backed Certificates Series 1998-I Statement To Certificateholder	Record Date: 01/31/03 Determination Date: 02/12/03 Distribution Date: 02/18/03 1

Schedule of Remittance

Aggregate Amount Received	2,056,071.91
(Contingency Fee)	(9,012.68)
(Escrow)	(17,410.31)
(Late Charges)	(20,449.92)
(Servicer Fee)	(9,012.69)
(Unreimbursed Monthly Advance)	(6,931.31)
Monthly Advance	0.00

(62,816.91)
Available Remittance Amount	1,993,255.00

Fees

Contingency Fee	9,012.68
Expense Account	711.14
FHA Premium Account	2,661.70
Servicer Fee	9,012.69
Trust Administrator Fee	515.58
FHA Custodian Fee	17.78
Reimbursable to the Servicer — FHA Account	161.00

Prior Three Months Weighted Average Mortgage Interest Rates

10/02	11/02	12/02

12.903%	12.918%	12.924%

EXHIBIT L

Outstanding Balance	40,930,590.84

# Accounts	2,413

Delinquent Infor.	# Loans	Amount	Percentage

Delinquent 1-29 Days	415	8,345,085.73	20.39%
Delinquent 30-59 Days	111	1,854,644.63	4.53%
Delinquent 60-89 Days	51	941,545.07	2.30%
Delinquent 90 and over	47	1,065,685.22	2.60%
Loans in Foreclosure	33	659,607.18	1.61%
REO Property	10	184,875.72	0.45%

Totals	667	13,051,443.55	31.89%

Wells Fargo Bank Minnesota, N. A. Securities Administration Services 7485 New Horizon Way Frederick, MD 21703	Customer Service — CTSLink Telephone: 301-815-6600 Fax: 301-846-8152

The Money Store Asset Backed Certificates Series 1998-I Statement To Certificateholder	Record Date: 01/31/03 Determination Date: 02/12/03 Distribution Date: 02/18/03

Collateral Information

Accelerated Principal Distribution		347,734.34
Adjusted Mortgage Interest Rate		12.330%
Aggregate Beginning Principal Balance of Loans		42,668,505.75
Aggregate Ending Principal Balance of Loans		40,930,590.84
Available Maximum Subordination Amount		10,365,776.00
Class X Remittance Amount Payable Pursuant to section 6.08(d)(z)		158,615.91
Compensating Interest		26.04
Curtailments		63,122.91
Excess and Monthly Payments		161,602.09
FHA Payments and Related Payments Received		0.00
FHA Claims Filed During the Due Period		0.00
FHA Claims Paid during the Due Period		0.00
FHA Claims Denied by FHA During the Period		0.00
FHA Claims Pending by FHA during the Period		24,496.36
FHA Cumulative Claims Paid		2,114,693.99
Interest Received		466,753.50
Libor		1.37000%
Monthly Excess Spread Percentage		100.000%
Net Funds Cap		12.405%
Supplemental Account Interest Payment For:
Class AH		0.00
Class MH-1		0.00
Class MH-2		0.00
Class BH		0.00
Payments And Reimbursements to the Servicers Pursuant to:
SECTION 5.04 (b)		0.00
SECTION 5.04 (c)		0.00
SECTION 5.04 (d)(ii)		0.00
SECTION 5.04 (e)		0.00
SECTION 5.04 (f)(i)		18,025.37
Principal Prepayments (Number / Amount)	66	1,324,071.48
Realized Losses (Current / Cumulative)	189,118.43	32,236,228.24
Reserve Amount		0.00
Specified Subordinated Amount		10,300,000.00
Subordinated Amount		0.00
WAC		12.925%
WAM		183.16
Class Adjusted Mortgage Loan Remittance Rate		2.298%

Wells Fargo Bank Minnesota, N. A. Securities Administration Services 7485 New Horizon Way Frederick, MD 21703	Customer Service — CTSLink Telephone: 301-815-6600 Fax: 301-846-8152